Exhibit 99.1

MAY 2019 1 ANNUAL MEETING PRESENTATION

2 Forward-Looking Statements This presentation (the “Presentation”) by Griffin Industrial Realty, Inc. (“Griffin”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. For this purpose, any statements contained in this Presentation that relate to future events or conditions including, without limitation, the statements regarding site work for and construction of additional buildings, Griffin’s plan not to add to its office/flex portfolio, closing of land transactions currently under agreement, acquisition, sale, development, conversion, expansion and growth strategies, use of 1031 “Like-Kind Exchange” proceeds, plans for, and expected results of, Griffin’s development pipeline, estimated costs of developments under construction, growing cash flow and increasing stockholder value, approvals for future developments on Griffin’s land, expected property holdings, monetization of land holdings, changes in certain expenses, potential impact of increased interest rates on future borrowings, industry prospects, offerings that may be made pursuant to an “at-the-market” equity distribution program and related impact and use of proceeds, equity issuance plans, intended improvements on areas of concern or Griffin’s plans, intentions, expectations, or prospective results of operations or financial position, may be deemed to be forward- looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of Griffin’s common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Position and Results of Operations” and “Forward-Looking Statements” sections in Griffin’s Annual Report on Form 10-K/A for the fiscal year ended November 30, 2018. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed in this Presentation is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Griffin disclaims any obligation to update any forward-looking statements in this Presentation as a result of developments occurring after the date of this Presentation except as required by law.

WHO IS GRIFFIN? Griffin acquires, develops, and manages industrial real estate properties in select infill, emerging and regional markets Focus on smaller light industrial/warehouse buildings (100,000 to 400,000 square feet) Converts its undeveloped land into income producing properties Publicly traded since the 1997 spin-off with a corporate history dating back to 1906 Enterprise value of approximately $304 million* * Based on stock price as of May 3, 2019 and balance sheet data as of February 28, 2019. See page 22 for calculation. 3

CURRENT PORTFOLIO(1) 4 433,000 2,052,000 1,316,000 Office/Flex CT Industrial CT Industrial PA Industrial NC 277,000 4,078,000 Square Feet 37 Buildings (1) Data as of February 28, 2019. Undeveloped land holdings has been adjusted to exclude the land sold on May 3, 2019 to a solar energy developer and another parcel of land sold on April 1, 2019. Land in NC on which two industrial/warehouse buildings are currently under construction is also excluded from the undeveloped land holdings reflected herein. (2) See page 22 and Appendix for further information on Book Value of Undeveloped Land. INDUSTRIAL/WAREHOUSE PROPERTIES (25 buildings) Total Square Feet 3,645,000 % of Portfolio 89% Average Building Size (sf) 146,000 Average Lease Size (sf) 86,000 Wtd. Avg. Remaining Lease Term 4.6 years Wtd. Avg. Building Age 9.9 years Under Construction (2 buildings) (sf) 283,000 FLEX/OFFICE PROPERTIES (12 buildings) Total Square Feet 433,000 % of Portfolio 11% Average Building Size (sf) 36,000 Book Value(2) UNDEVELOPED LAND HOLDINGS Acres $MM Master-Planned Industrial/Warehouse 227 $4.3 Significant Commercial/Mixed Use 314 1.6 Entitled Residential 296 9.6 Nursery Land for Lease 1,708 1.5 Other Land Holdings 890 1.5 Total 3,435 $18.5

HARTFORD, CT INDUSTRIAL MARKET

Strategically-located, supply-constrained industrial market with access to a large population


Albany
Boston
Worcester
Springfield
Hartford
Providence
Stamford
New York

Hartford Industrial Market[1]

- 74.5 MM sf of industrial/warehouse space
- 7.7% vacancy rate (6.6% in North Submarket, where Griffin's properties are located)
- North Submarket is the largest (41% of market)
- Positive trends in rent growth and absorption

Strategic Location/Access to Large Population[2]

- 1/3 of the US population within a one-day drive. Nearly 24 million people within a 2 hour drive
- Major connectivity to New England and Middle Atlantic. NYC and Boston 2 hours away (I-91/I-84 with easy access to I-90 and I-95)
- Bradley International Airport / Foreign Trade Zone

Solid Demographics/Corporate Base

- Highly educated and productive workforce[2]
- Major corporate presence – United Technologies, Aetna, The Hartford, Travelers, United Healthcare, ESPN, Eversource, Cigna, Voya Financial, Stanley Black & Decker

Supply constrained – densely populated, difficult entitlements (NIMBY), limited industrial land sites

Compelling industrial/warehouse market dynamics

- Well-located for local and regional distribution
- Major Users: C&S Wholesale, Amazon, Dollar Tree, TJX, Walgreens, Home Depot, Honda, Tire Rack, Serta Simmons, Ford Motor, Eaton, Domino's, Little Caesars, JB Hunt, XPO Logistics, FedEx, UPS
- Institutional capital/national developers have entered the market

Griffin's New England Tradeport is adjacent to Bradley International Airport with direct connectivity to I-91 and is amongst the premier master-planned industrial parks in New England

(1) Source: CBRE | New England Marketview, Hartford Industrial Q1 2019. Data as of the end of Q1 2019 unless otherwise indicated.
(2) Source: Connecticut Department of Economic and Community Development.

5

LEHIGH VALLEY, PA INDUSTRIAL MARKET

Top-tier industrial market experiencing significant growth



Lewisburg
Bloomsburg
New York
Easton
Allentown
Edison
Lebanon
Reading
Princeton
Harrisburg
Hershey
Trenton
Lancaster
Philadelphia
York
Brick
Toms River
Cherry Hill
Hanover

Lehigh Valley Industrial Market[1]

- 125 MM sf of warehouse space (40,000 SF and above)
- 6.3 MM sf of positive net absorption since the beginning of 2018
- 8.0% overall vacancy rate (4.9% in counties where Griffin's properties are located)
  - Overall vacancy impacted by delivery of several large spec buildings/Berks County

Strategic Location[2]

- 40% of the US population within a one-day round trip drive; 80% of US population within a one-day one-way drive
- Multi-directional connectivity - I-78 and US 22 (East-West) with Route 33 extending North-South
- 60 miles to Philadelphia, 90 miles to NJ ports and NYC, 135 miles to Baltimore, 175 miles to Washington, DC

Strong industrial/warehouse market dynamics

- Well-located for local and regional distribution
- Lower operating costs vs. New Jersey and New York[2]
  - Lower taxes, greater labor availability
- Major barriers to entry – scarcity of well-located development sites, protracted approval process, NIMBY/zoning changes limiting future development
- FedEx opened its largest ground hub in the US next to Lehigh Valley Airport

The Lehigh Valley is a Tier 1 Industrial Market and Griffin's 1.3 million square feet are modern, Class A buildings

(1) Source: CBRE Research. Submarket: Lehigh Valley; Type: Industrial; Status: Existing and Under Construction; Size 40,000 sf +. Data as of Q1 2019. unless otherwise indicated.
(2) Source: CBRE Research.

6

CHARLOTTE, NC INDUSTRIAL MARKET

Dynamic market hub for local, regional and super-regional distribution



Lake Norman
77
85
Huntersville
Concord
Gastonia
85
CHARLOTTE
Charlotte Douglas International Airport
601
77
485

Charlotte Industrial Market[1]
- 168.5 MM sf of warehouse space
  - 40.9 MM Class A[2]
- 6.2% vacancy rate
- 33.4% rent growth Q3 2012 to Q1 2019
- 3.5 MM sf of absorption in last 4 quarters
  - 4.1 MM sf new deliveries in last 4 quarters

Compelling economic and demographic growth
- 22nd largest MSA in the US (2.5 million people)[3] with 68% population growth since 2000
- GDP grew 31.9% between 2012-2017, 9th highest among largest MSAs[4]
- Corporate relocations: Honeywell & BB&T new HQs

Robust transportation infrastructure
- Charlotte Douglas Airport (CLT) is one of the busiest in the country
- Intermodal rail yard at CLT (Norfolk Southern & CSX both are active in Charlotte)
- Convenient access to Ports of Charleston and Savannah
- Major highways – I-77, I-85, I-40 and recent completion of the I-485 "ring road" beltway

Strong industrial/warehouse market dynamics
- Well-located for local, regional, super-regional distribution
- Class A rents below national average

Market with continued strong absorption and where Griffin has a significant pipeline for expansion

(1) Source: Cushman & Wakefield: Charlotte Americas MarketBeat Industrial Q1 2019. Data as of the end of Q1 2019 unless otherwise indicated.
(2) Source: Class A square footage – CoStar.
(3) Source: U.S. Census Bureau.
(4) Source: Bureau of Economic Analysis, U.S. Department of Commerce for population of over 1 million.

7

GRIFFIN STRATEGY 8

KEYS TO GROWING CASH FLOW AND INCREASINGSTOCKHOLDERVALUE Maintain high occupancy in existing portfolio Sell currently owned land to fund purchases of buildings or land for potential development Continue development on existing land holdings Focused acquisition strategy Leverage existing infrastructure/G&A 9

MAINTAIN OCCUPANCY IN EXISTING PORTFOLIO 1.9 2.3 2.7 3.1 3.5 3.8 2013 2014 2015 2016 2017 2018 Q1 2019 3.8 10 Total Square Footage Leased(1) (in millions) (1) Square footage leased is as of each applicable fiscal year end for 2013 – 2018 and the fiscal quarter ended February 28, 2019. (2) Griffin percentage leased and percentage of portfolio information as of February 28, 2019. (3) Source: CBRE New England Marketview, Q1 2019. +95% Growth • Griffin’s industrial portfolio is 95% leased (99% leased excluding the 134,000sf “spec” building in the Lehigh Valley delivered in Q4 2018)(2) • CT industrial portfolio 98% leased • Lehigh Valley portfolio 90% leased (100% leased excluding the 134,000sf “spec” building) • Charlotte building 100% leased • Office/flex market remains challenging • Greater Hartford market office vacancy is 17.9% with the north submarket at 34.3%(3) • Griffin’s office/flex portfolio is 74% leased(2) • Office/flex space is 11% of Griffin’s portfolio(2) • We do not plan to add to our office/flex portfolio and expect this percentage to continue to decline • Total portfolio occupancy of 93% (96% excluding the 134,000sf “spec” building”)

MONETIZING LAND HOLDINGS 11 Reported Revenue from Property Sales (in millions) • Strategy to sell land we do not intend to develop ourselves • Industrial land to larger warehouse users who want to own • Non-core holdings (mostly non-industrial) • The cumulative land sales of $51.1 million generated a pretax gain of $40.4 million • $7.7 million sale to the developer of a solar farm in May 2019 (expected pretax gain of $7.4 million) • Continue our strategy of converting non-core land with no income into cash flow generating properties (buildings or land to be developed into industrial/warehouse buildings) • Continue to seek to use Section 1031 “Like-Kind Exchanges” to defer gains on land sales for income tax purposes • We continue to seek to monetize additional land holdings $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD May Over $51 million ($10/share outstanding) in revenue from land sales since 2011 Note: Financial information is as of each applicable fiscal year end other than fiscal 2019, for which information is provided through May 3, 2019 to reflect the land sale in the 2019 first quarter and the land sales that closed on April 1, 2019 and May 3, 2019. $51.1

SUCCESSFUL HISTORICAL DEVELOPMENT 12 Last 7 developments totaling $105 million of investment averaged an 8.7% return on cost and generated 2.1x Griffin’s net cash investment using a 6.5% avg. cap rate(1) 2.1x See Appendix for definitions of net cash investment, unlevered yield on cost and levered yield on cost (1) Assumes that the 134,000 square foot industrial/warehouse building built on speculation in the Lehigh Valley is leased at $6.00 psf triple net (“NNN”) and mortgaged for $7.5 MM at a 4.75% interest rate. (2) CBRE U.S. Cap Rate Survey | 2nd Half 2018 estimates cap rates for PA I-78/81 Corridor at 4.75% to 5.00% for Class A stabilized assets. $77.3 $77.3 $27.4 $27.4 $32.5 $0 $20 $40 $60 $80 $100 $120 $140 $160 Total Investment Total Value Debt Net Cash Invest. Value Created Developments since 2013 Assumed Cap Rate 6.5% $ millions $104.7 $137.2 • $105 million of investment in last 7 developments totaling 1.6 million sf ($67/sf) • $27 million net equity invested ($17 psf) • Developments have generated strong yields • Unlevered Yield on Cost: 8.7% • Levered Yield on Cost: 17.1% • $32.5 million value created (above investment) - over $6 per share at an assumed 6.5% average cap rate • 2.1x Griffin’s net cash investment • Using a 5.00% cap rate(2) for the Lehigh Valley buildings, value created would be $63 million (over $12/share) or 3.2x Griffin’s net cash investment

DEVELOPMENT PIPELINE 13 283,000 sf under construction with an additional 500,000 sf planned 283,000 sf “Spec” 2 building industrial/warehouse development in Concord, NC • Sitework started in fiscal Q4 2018; expect to complete both buildings in fiscal Q3 2019 • Estimated development costs (excluding tenant improvements) of $17.7 million • Charlotte market continues to experience strong absorption Note: Griffin also has a 14 acre parcel in the Lehigh Valley under agreement to purchase. Due to a recent development with respect to the entitlements, the outcome of which is uncertain, this parcel has been excluded from the pipeline. 1) Closing is contingent on obtaining all approvals of our development plans from governmental agencies. There is no guarantee that this land purchase will be completed under its current terms, or at all. 2) Source: Cushman & Wakefield Marketbeat | Charlotte NC | Industrial Q1 2019. Development plan for 3 buildings totaling approximately 500,000 square feet in the North submarket of Charlotte • Approx. 45 acres under agreement for $5.6 million with closing expected in fiscal Q3 2019(1) • Within the greater Charlotte market, the North submarket is the 2nd largest and currently has a 2.7% vacancy rate and the 2nd highest asking rents (only the small in-fill Central market is higher)(2) Upon completion of this development pipeline, Griffin would have property holdings approaching 5 million sf and more than 50% of Griffin’s industrial assets would be outside of Connecticut

ACQUISITION/GROWTH STRATEGY 14 Focus on industrial/warehouse buildings between 100,000 and 400,000 square feet – acquire existing buildings or land for development of such buildings • Key locations for national or international companies (regional/super-regional distribution) • Provide last mile of distribution / buildings to service the local population • For smaller tenants, the property may be a tenant’s sole or mission critical location Targeted regional strategy • Achieve critical mass in a handful of targeted markets • Deep local market knowledge leads to proprietary deal sourcing/ways to add value • Current focus on the Northeast, Middle Atlantic and Southeast • Markets with large/growing populations, close proximity to key transportation infrastructure (major highways, airports, rail, seaports) and supply constraints/barriers to entry Types of Assets •“Core” or “Value-Add” opportunities with conservative underwriting and cap rate discipline • Seek to buy at a discount to replacement cost - buy “buildings” (cost/foot) rather than leases • Well-located, functional and flexible assets – appeals to a broad set of users and tenant sizes • Single or multi-tenant, clear heights typically 24 feet and above • Entitled and raw land to take through approvals; not seeking to land bank for the long term

ACQUISITION/DEVELOPMENT ENVIRONMENT 15 (1) Source: CBRE U.S. Cap Rate Survey | 2nd Half 2018. Industrial Class A. (2) Source: KeyBanc Capital Markets, Industrial Leaderboard, May 3, 2019. Average implied capitalization rate for comparable set of publicly traded industrial REITs. See Appendix. (3) Source: JLL U.S. Industrial Outlook | United States | Q4 2018. (4) Source: KeyBanc Capital Markets, Industrial Leaderboard, May 3, 2019. Last twelve months total return for comparable set of publicly traded industrial REITs. See Appendix. (5) Source: CBRE U.S. Capital Markets | Q4 2018 Figures. (6) Source: CBRE U.S. Market Flash. Foreign Investors Pump $14.4 billion into U.S. Industrial Real Estate, April 17, 2019. Industrial cap rates remain at historic lows • National average Class A cap rates of 5.07% (down from 5.14% in the prior year)(1) • Recent transactions in the Lehigh Valley averaged cap rates of 4.80% and purchase prices of $114/sf (including some 20 year old and/or partially leased buildings) • Charlotte cap rates estimated between 5.25% to 5.75%(1) with purchase prices in excess of $80/sf • Implied cap rate on the Industrial REIT universe is 5.39%(2) • Favorable interest rate environment supports low cap rates – 10-year treasury yields have declined since last year’s annual meeting from 3.08% down to 2.54% as of May 3, 2019 National average rents are up almost 5% vs. 2017 and up over 26% in the past 5 years; current vacancy remains low at 5%(3) Industrial REIT stocks have performed well - most are at post-2008 peak levels and the Industrial REIT sector is up over 15% over the past year(4) • REITs remain well-capitalized with improving credit metrics High investor demand - $90 billion in industrial property sales in 2018, a 24% increase over 2017(5) • Many buyers reluctant to sell; assets trading at a significant premium to replacement cost • More competition for development resulting in compressed development yields • Increase in international buyers - $14.4 billion up 152% over 2017 purchases by non-US capital(6) The industrial real estate market remained very strong in 2018

FINANCIALS AND VALUATION 16

FINANCIAL SUMMARY

(in thousands)	2014	2015	2016	2017	2018	LTM Feb. 2019
Rental Revenue	$ 20,552	$ 24,605	$ 26,487	$ 29,939	$ 32,777	$ 33,034
Operating Expenses of Rental Prop.	7,801	8,415	8,250	8,866	9,532	9,520
Leasing NOI (1)	**$ 12,751**	**$ 16,190**	**$ 18,237**	**$ 21,073**	**$ 23,245**	**$ 23,514**
% Growth	*1.2%*	*27.0%*	*12.6%*	*15.6%*	*10.3%*	*6.5%*
Other Income Statement Items						
Gain on Property Sales	$ 2,864	$ 2,849	$ 3,554	$ 10,165	$ 879	$ 895
General & Administrative	7,077	7,057	7,367	8,552	7,749	7,702
Depreciation & Amortization	6,729	7,668	8,797	10,064	11,404	11,528
Interest Expense	3,529	3,670	4,545	5,690	6,270	6,388
Cash Flow Items						
Additions to Real Estate Assets	$ (15,583)	$ (31,188)	$ (15,734)	$ (36,045)	$ (28,621)	$ (28,274)
Mortgage Amortization	(2,017)	(2,232)	(2,679)	(3,306)	(3,658)	(3,749)
Balance Sheet & Other Items						As of Feb. 28, 2019
Cash, cash equivalents and short-term investments	$ 17,059	$ 18,271	$ 24,689	$ 30,068	$ 25,592	$ 22,745
Real Estate Assets, net (2)	144,465	167,873	175,252	198,672	216,273	215,794
Mortgage and Construction Loans	70,168	90,436	111,139	130,977	147,161	146,353
Square feet leased	2,318	2,706	3,066	3,515	3,777	3,784
Occupancy	84%	89%	93%	95%	93%	93%

(1) Net operating income from leasing ("Leasing NOI") is not a financial measure in conformity with generally accepted principles in the United States of America ("U.S. GAAP"). See Appendix for further information on Leasing NOI.

(2) Reflects real estate assets at cost, net, and real estate held for sale as per Griffin's consolidated balance sheets.

17

LEASING NOI*

Griffin's Leasing NOI has grown 87% since fiscal 2013



($ millions)
+87%
$12.6
$12.8
$16.2
$18.2
$21.1
$23.2
$23.5
2013
2014
2015
2016
2017
2018
LTM Q1 2019
Fiscal Year

- Increase in portfolio square footage and occupancy led to meaningful growth in Leasing NOI
  - Does not include full year impact of build-to-suit industrial/warehouse building in New England Tradeport or the potential lease-up of the spec building in the Lehigh Valley
- ***Future growth in Leasing NOI will mostly come from expansion of our portfolio***
  - *Higher occupancy and rent increases will have more limited impacts going forward*
  - *2019 projects (Concord, NC development) and lease-up of the vacant spec building will not have material impacts on 2019 Leasing NOI*
    - ➢ *2019 Leasing NOI growth likely will be lower than in recent years*

* Leasing NOI is not a financial measure in conformity with U.S. GAAP. See Appendix for further information.

18

G&A EXPENSES 19 • Salaries/benefits is the largest expense but this includes “operating” personnel • SVP’s in-house leasing representation reduces commissions to third parties • VP of Construction’s expense would be capitalized if third party • Certain expense items have revenue offsets (e.g. farm lease revenues vs. holding costs of undeveloped land) • Deferred comp plan typically causes largest yearly G&A variations • Not necessarily comparable to other public real estate companies Griffin G&A Breakdown – 3 year average (FY 2016-2018) Bar chart reflects 3 year average (fiscal 2016 through fiscal 2018) of various components of Griffin’s General and Administrative expenses. (1) Other includes capital based/franchise taxes, insurance expense, certain occupancy expenses, marketing and other general expenses. 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% Salaries / Benefits Deferred Comp / Stock Options Public Company Expenses Other(1) Undeveloped Land $7.9 million

LEVERAGE OF FIXED COSTS 20 • Strong “flow-through” of incremental rental revenues from leasing (particularly NNN industrial leases) • G&A expenses are not expected to increase materially as rental revenue grows Growth in Griffin’s Leasing NOI is leveraged by relatively fixed G&A Expenses LTM Leasing EBITDA growth is more than double Leasing NOI growth (1) Leasing NOI and Leasing EBITDA are not financial measures in conformity with U.S. GAAP. See Appendix for further discussion and information. LTM Feb. 2019 Leasing NOI(1) 23,514$ Growth Rate vs. prior year 6.5% General & Admin. Exp. 7,702$ Leasing EBITDA(1) 15,812$ Growth Rate vs. prior year 16.1%

BALANCE SHEET CONSIDERATIONS All of Griffin’s debt outstanding is locked in at or swapped into fixed rates with a weighted average rate of 4.31% as of February 28, 2019 • Less than $7.6 million (5%) out of $146.3 million outstanding matures before 2025 Griffin’s Net Debt/Enterprise Value(1) is approximately 38% • Griffin’s outstanding debt is all mortgage debt and not guaranteed by the corporate parent • Griffin retains borrowing capacity to fund its growth including a $15 million revolver • $30 million “At-The-Market” stock offering program in place; no current plans to issue shares Undeveloped land accounts for a portion of Griffin’s “value” but contributes to G&A cost • Book Value of undeveloped land averages $5,383/acre(2) which we believe is well below market • Land recently sold to a solar farm developer for $27,500/acre ($7.7 million total) had a book value of less than $650/acre ($0.2 million) • The CT and FL Nurseries have a combined book value of $1.5 million (CT Nursery generates $0.7 million in annual NNN rent) 21 (1) See page 22 for calculation of Enterprise Value. Net Debt is total debt less cash, cash equivalents and short-term investments as of February 28, 2019 less $8.4 million of cash received from the land sales completed on April 1, 2019 and May 3, 2019. (2) See page 22 and Appendix for further information on Book Value of Undeveloped Land.

IMPLIED VALUE OF GRIFFIN'S REAL ESTATE

With undeveloped land valued at book, *Griffin's implied cap rate is 8.0%* and buildings are valued at approximately $69/sf

	(in thousands, except stock price)		
Shares Outstanding[1]	5,065		
Stock Price[2]	$ 37.33		
Market Capitalization	$ 189,083		
Long-term Debt[1]	$ 146,353		
Cash and Short-term Investments [3]	$ (31,145)		
Enterprise Value	**$ 304,291**		
Undeveloped Land at Book Value[1]	$ (18,488)	**$ 5,383**	/acre
Buildings Under Construction at Book Value	$ (5,365)		
Implied Building Value	**$ 280,438**	**$ 68.76**	/sq.ft.
Adjusted Leasing NOI from Buildings[4]	$ 22,535		
Implied Building Value	$ 280,438		
Implied Capitalization Rate	8.0%		

- **Implied cap rate of 8.0% is well above the 5.07%[5] to 5.39%[6] industrial market averages**
- ***Assuming a 6.5% cap rate for Griffin would imply an equity value of over $50 per share (with land at book value)***
  - *Lehigh Valley and Charlotte market cap rates are substantially below 6.5%*

(1) Shares Outstanding and Long-term Debt are as of February 28, 2019. Undeveloped Land at Book Value includes land, land improvements and development costs associated with the undeveloped land (including the nursery land for lease) as of February 28, 2019. Undeveloped Land at Book Value has been adjusted to exclude the land sold on April 1, 2019 and May 3, 2019.
(2) Stock price as of May 3, 2019.
(3) Reflects cash and short-term investments as of February 28, 2019 plus the cash received from the land sales completed on April 1, 2019 and May 3, 2019 totaling $8.4 million.
(4) Adjusted Leasing NOI from Buildings is not a financial measure in conformity with U.S. GAAP. See Appendix for further information.
(5) Source: CBRE Research | U.S. Cap Rate Survey | Second Half 2019 | Industrial Class A.
(6) Source: KeyBanc Capital Markets, Industrial Leaderboard, May 3, 2019. Average implied capitalization rate for comparable set of publicly-traded industrial REITs. See Appendix for further information.

22

23 • Approximately 780,000sf under construction or planned for future development on land under purchase contracts • Will take several years and significant capital to develop and stabilize the projects • Full-year impact of lease-up of the Lehigh Valley spec building delivered in 2018 • Leverage of G&A and other relatively fixed expenses Build-out of the development pipeline will result in Griffin having nearly 5 million square feet that could generate a potential 20% increase in Leasing NOI versus current levels .. Significant growth from developing and stabilizing our pipeline INVESTMENT CONSIDERATIONS –“EMBEDDED GROWTH” 1) Assumes lease-up of Griffin’s approximately 780,000 sf pipeline described on page 13 and the lease-up of 134,000 sf at 6975 Ambassador Drive in the Lehigh Valley. See Appendix for assumptions. 2) Leasing NOI and Leasing EBITDA are not financial measures in accordance with U.S. GAAP. See Appendix for further discussion and information. LTM Adjusted for Feb. 2019 Pipeline Developments (1) Leasing NOI(2) 23,514$ 28,233$ Growth vs. LTM Feb. 2019 20.1% General & Admin. Exp. 7,702$ 7,702$ Leasing EBITDA(2) 15,812$ 20,531$ Growth vs. LTM Feb. 2019 29.8%

INVESTMENT CONSIDERATIONS - EV/LEASING EBITDA Griffin’s Enterprise Value / Leasing EBITDA multiple is at a meaningful discount to the Industrial Comp average • Griffin’s multiple at a discount despite: • Griffin’s Leasing EBITDA(1) growing at a relatively fast rate • G&A expenses significantly higher as a percentage of revenue vs. industrial peers(2) • Griffin’s land and projects under development do not generate Leasing EBITDA(1) but have value • Griffin’s multiple is lowered by Griffin’s cash balance which as a percentage of Enterprise Value is higher than most comparables(2)  At a 25x EV/Leasing EBITDA multiple, Griffin’s implied stock price would be over $55/share 24 (1) Leasing EBITDA is not a financial measure in conformity with U.S. GAAP. Please see Appendix for definitions and further information. (2) Source: KeyBanc Capital Markets, Industrial Leaderboard, May 3, 2019. EV/Leasing EBITDA multiple for comparable set of publicly-traded industrial REITs. See Appendix. Leasing EBITDA(1) (LTM Feb. 2019) 15,812$ Enterprise Value 304,291$ Ent. Value /Leasing EBITDA 19.2x Industrial Comps (2) 28.1x

INVESTMENT CONSIDERATIONS -SUMMARY Strong platform to continue growth in existing markets and enter into select new markets • Successful entries into the Lehigh Valley and Charlotte markets Track record of generating high returns on investments • Last 7 developments have generated an estimated 8.7% unlevered yield on cost (17.1% levered yield) and over a 2.1x return on Griffin’s cash investment at a 6.5% stabilized cap rate Access to capital to fund growth • Existing cash holdings, cash generated from leasing operations and land sales, revolving line of credit and “At-The-Market” facility Significant operating expense leverage/growth off a small base • Leverage our G&A and other relatively fixed expenses (interest expense on existing debt) • New developments/development pipeline can meaningfully impact Griffin’s growth rate Low valuation – meaningful discount to market average cap rates and Enterprise Value multiples (despite faster growth) Growth in portfolio can lead to additional Leasing NOI(1), opportunities for additional investment in real estate and returning cash to stockholders • Corporate structure – while Griffin currently does not pay federal income taxes (21% corporate rate), over time other corporate structures (e.g. REIT) may become potentially attractive 25 (1) Leasing NOI is a non-GAAP financial measure. See Appendix for further discussion and information.

YEAR IN REVIEW WHAT WE DID WELL • Maintained high occupancy and grew Leasing NOI(1) • Continued to grow our square footage - delivered two industrial/warehouse buildings totaling 368,000sf • Established a large development pipeline – 283,000sf of industrial/warehouse space currently under development with land for an additional 500,000sf under purchase agreements • Monetized land holdings – received approximately $9.3 million since the start of fiscal 2019 and have identified Section 1031 “Like-Kind Exchange” opportunities for the majority of the proceeds • Increased the annual dividend from $0.40 to $0.45 per share 26 (1) Leasing NOI is a non-GAAP financial measure. See Appendix for further discussion and information.

YEAR IN REVIEW WHERE WE WANT TO IMPROVE/AREAS OF CONCERN • Increase the rate of investment in acquisitions and development • Inflation in acquisition pricing (buildings & land) as well as construction costs - need to monitor rent growth and expectations • Overall industry supply growth/risk of economic slowdown • Leasing NOI(1) growth in 2019 likely will be slower than previous years • 2019 investments and pipeline “setting the table” for future growth • Little improvement in market conditions for our non-industrial properties – notably office/flex portfolio in CT and entitled residential developments • Valuation gap (implied cap rate and EV multiple) with industrial peers • Despite Griffin’s strong results and industrial REIT sector stocks(2) up over 15%, our stock price is essentially flat since last year’s annual meeting 27 (1) Leasing NOI is a non-GAAP financial measure. See Appendix for further discussion and information. (2) Source: KeyBanc Capital Markets, Industrial Leaderboard, May 3, 2019. Last twelve months total return for comparable set of publicly traded industrial REITs. See Appendix.

WHO IS GRIFFIN? Griffin acquires, develops, and manages industrial real estate properties in select infill, emerging and regional markets Focus on smaller light industrial/warehouse buildings (100,000 to 400,000 square feet) Converts its undeveloped land into income producing properties Publicly traded since the 1997 spin-off with a corporate history dating back to 1906 Enterprise value of approximately $304 million* * Based on stock price as of May 3, 2019 and balance sheet data as of February 28, 2019. See page 22 for calculation. 28

APPENDIX –NOTES 29 Book Value of Undeveloped Land (pages 4, 21 and 22) Calculation of Book Value of Undeveloped Land Undeveloped Land includes all acreage not associated with an existing building or a building under construction and includes the CT and FL nursery land for lease. Book Value of Undeveloped Land reflects the cost of the land, land improvements (after depreciation) and development costs on undeveloped land and all equipment on the CT and FL nursery land for lease. The Book Value of Undeveloped Land of $5,383 per acre is calculated by dividing the $18.5 million Book Value of Undeveloped Land (see pages 4, 21 and 22) by Griffin’s total undeveloped acres of 3,435 (see page 4). Historical Development (page 12) Cash Costs is defined as land (at book value) plus the cash costs for building construction, including land improvements, tenant improvements, leasing costs and required off-site improvements, if any. Net cash investment is defined as Cash Costs less the proceeds from mortgage financing, net of any costs related to such financing. The net cash investment is adjusted annually and increased for any additional investment (e.g. tenant improvements) into the building and by the annual mortgage amortization (if any) related to the financing on the building. Unlevered yield on cost or unlevered return is defined as the average, over the period the entire building is leased, of the annual Leasing NOI (Rental Revenue less Operating Expenses of Rental Properties) of the property (determined using the contracted rental rates in the NNN lease) divided by the Cash Costs. Levered yield on cost or levered return is defined as the average, over the period the entire building is leased, of the annual Leasing NOI (Rental Revenue less Operating Expenses of Rental Properties) of the property (determined using the contracted rental rates in the NNN lease) less the annual interest expense from the financing on the property divided by the net cash investment. Multiple of Griffin’s net investment is determined by: (i) dividing the average, over the term the entire building is leased, contractual rental rate per square foot as set forth in the lease by a capitalization rate to determine a value per square foot for the property; (ii) subtracting the principal amount of the mortgage (on a per square foot basis) on the property at inception from the value per square foot of the property calculated in (i) and multiplying the result by the total square footage of the property; and (iii) dividing the amount determined in (ii) by the net cash investment as determined above. The capitalization rate used in this analysis is based on capitalization rates used by third-party appraisers for the subject or similar properties.

APPENDIX - NOTES

Leasing NOI (pages 17, 18, 20, 22, 23, 25, 26 and 27)

Leasing NOI is defined by Griffin as Rental Revenue less Operating Expenses of Rental Properties and does not include depreciation, general and administrative expenses or interest expense. In prior presentations, Griffin referred to this metric as "profit from leasing activities." Griffin changed from profit from leasing activities to Leasing NOI to be more in line with terminology used by other real estate companies.

Adjusted Leasing NOI from Buildings is defined by Griffin as Leasing NOI less Nursery and Farm Rental Profit (as defined below).

Nursery and Farm Rental Profit is defined by Griffin as Rental Revenue less Operating Expenses of Rental Properties from leases of the Connecticut and Florida nursery land and various parcels of Connecticut land that are leased to local farmers (such land, collectively, the "Nursery and Farm Properties").

Calculation of Adjusted Leasing NOI from Buildings	
Leasing NOI (LTM 2/28/2019)	$23,514
Nursery and Farm Rental Revenue	(1,162)
Operating Expenses of Nursery and Farm Properties	183
Adjusted Leasing NOI from Buildings	**$22,535**

Leasing EBITDA (pages 20, 23 and 24)

Leasing EBITDA is defined by Griffin as Rental Revenue less Operating Expenses of Rental Properties and General and Administrative Expenses. Leasing EBITDA does not include gains on property sales, depreciation and amortization expense, interest expense, investment income, other income or income taxes. A reconciliation of net income (loss) to Leasing EBITDA and Leasing NOI is as follows:

	LTM 2/28/2019	***LTM 2/28/2018***
Net Income (Loss)	$ (516)	$ 3,843
Income Taxes	(465)	3,914
Pretax Income (Loss)	(981)	7,757
Exclude:		
Revenue from Property Sales	(1,764)	(14,070)
Costs Related to Property Sales	869	3,869
Other Income	-	(275)
Investment Income	(228)	(99)
Interest Expense	6,388	5,909
Depreciation and Amortization Expense	11,528	10,532
Leasing EBITDA	**15,812**	**13,623**
Exclude General & Administrative Expenses	7,702	8,459
Leasing NOI	**$ 23,514**	**$ 22,082**

30

31 APPENDIX -NOTES Comparable Set of Publicly Traded Industrial REITs (pages 15, 22, 24 and 27) Comparable Set of Publicly Traded Industrial REITs includes Duke Realty Corporation, EastGroup Properties, Inc., First Industrial Realty Trust, Inc., Liberty Property Trust, Monmouth Real Estate Investment Corporation, Prologis, Inc., Rexford Industrial Realty, Inc., STAG Industrial, Inc. and Terreno Realty Corporation. Embedded Growth (page 23) Adjustments for Pipeline Developments includes estimated rental revenue for projects under development and planned for development as discussed on page 13 and lease-up of the Lehigh Valley spec building for a total of 917,000 square feet at an average base rent (before tenant reimbursements) of $5.15/sf under NNN leases. General and administrative expenses not projected to increase as a result of these developments. Leasing EBITDA LTM 2/28/2019 $ 15,812 Adjustments for Pipeline Developments 4,719 Leasing EBITDA LTM 2/28/2019 Adjusted for Pipeline Developments $ 20,531